Exhibit 99.1
Contact: Chris Ripley, CFO
Lucy Rutishauser, SVP Corporate Finance & Treasurer
(410) 568-1500

Sinclair Closes Private Offering of Senior Unsecured Notes and Completes Redemption of 6.375% Notes

BALTIMORE (August 30, 2016) - Sinclair Broadcast Group, Inc. (“Sinclair” or the “Company”) (Nasdaq: SBGI) announced today that its wholly-owned subsidiary, Sinclair Television Group, Inc. (“STG”), has closed its private offering of $400 million aggregate principal amount of 5.125% senior unsecured notes due 2027 (the “5.125% Notes”). The 5.125% Notes were priced at 100% of their par value and will bear interest at a rate of 5.125% per annum payable semi-annually on February 15 and August 15, commencing February 15, 2017.

The net proceeds from the private placement of 5.125% Notes will be used to redeem STG’s 6.375% senior unsecured notes due 2021 (the “6.375% Notes”) with an outstanding principal amount of $350 million. The redemption price, including the outstanding principal amount of 6.375% Notes, accrued and unpaid interest, and a make-whole premium, totaled $377.2 million. The remainder of the net proceeds from the private placement of 5.125% Notes are expected to be used for general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the 5.125% Notes, nor shall there be any offer or sale of the 5.125% Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The 5.125% Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Accordingly, the 5.125% Notes are being offered and sold only (a) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (b) outside the United States, to non-U.S. persons in compliance with Regulation S under the Securities Act.

Sinclair is one of the largest and most diversified television broadcasting companies in the country. Including pending transactions, the Company owns, operates and/or provides services to 173 television stations in 81 markets, broadcasting 481 channels and having affiliations with all the major networks. Sinclair is the leading local news provider in the country, as well as a producer of live sports content. Sinclair’s content is delivered via multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Forward-Looking Statements:
The matters discussed in this press release include forward-looking statements regarding, among other things, future operating results. When used, the words “outlook,” “intends to,” believes,” “anticipates,” “expects,” “achieves,” and similar expressions are intended to identify forward-looking statements and information. Such forward-looking information is subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those set forth in the forward-looking information as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast or refinance our indebtedness as its comes due, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television and MyNetworkTV programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any risk factors set forth in the Company’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurance that the assumptions and other factors referred to will occur. The Company undertakes no obligation to update such forward-looking information in the future except as required by law.

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